Exhibit 3.33

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “DEPOSIT PAYMENT PROTECTION SERVICES, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

RESTATED CERTIFICATE, CHANGING ITS NAME FROM “ELECTRONIC TRANSACTION CORPORATION” TO “DELUXE PAYMENT PROTECTION SYSTEMS, INC.”, FILED THE FIFTEENTH DAY OF AUGUST, A.D. 1996, AT 3 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “DELUXE PAYMENT PROTECTION SYSTEMS, INC.” TO “DEPOSIT PAYMENT PROTECTION SERVICES, INC.”, FILED THE THIRTY-FIRST DAY OF AUGUST, A.D. 2000, AT 1 O’CLOCK P.M.

	SECRETARY’S OFFICE DELAWARE [SEAL]	/s/ Jeffrey W. Bullock
		Jeffrey W. Bullock, Secretary of State
2094950 8100X		AUTHENTICATION:	8063659
100671241		DATE:	06-18-10

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:00 PM 08/15/1996 960239556 - 2094950

RESTATED CERTIFICATE OF INCORPORATION

Pursuant to the provisions of the Delaware General Corporation Law, the undersigned domestic corporation adopts the following Restated Certificate of Incorporation.

Restated Certificate of Incorporation. The Restated Certificate of Incorporation attached to this writing as Exhibit A was adopted on June 26, 1996, by the board of directors and the shareholders of Electronic Transaction Corporation, a Delaware corporation, in accordance with the provisions of Section 242 and Section 245 of the Delaware General Corporation Law. The date of filing of the original Certificate of Incorporation with the Delaware Secretary of State was June 27, 1986.

Electronic Transaction Corporation
A Delaware Corporation

By	/s/ J. K. Twogood
J. K. Twogood, Chairman

By	/s/ S. L. Peterson
S. L. Peterson, Secretary

STATE OF MINNESOTA	)
)
COUNTY OF RAMSEY	)

Before me, a notary public, on this day personally appeared J. K. Twogood and S. L. Peterson, known to me to be the persons whose names are subscribed to the foregoing document, who executed the foregoing instrument as Chairman and Secretary of Electronic Transaction Corporation, a Delaware corporation, and being by me first duly sworn, declared that the statements therein contained are true and correct.

Given under my hand and seal of office this 26th day of June, 1996.

Notary Public

My commission expires 1/31, 2000

EXHIBIT A

RESTATED CERTIFICATE OF INCORPORATION

OF

DELUXE PAYMENT PROTECTION SYSTEMS, INC.

Article I

The name of the Corporation is Deluxe Payment Protection Systems, Inc.

Article II

The location and post office address of the principal place of business of this Corporation is 19803 North Creek Parkway, Bothell, Washington 98011.

Article III

The location and post office address of the registered office of this Corporation in the state of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle; and the name of the registered agent of the corporation in Delaware is The Corporation Trust Company.

Article IV

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Article V

The total authorized number of shares of this Corporation shall consist of twenty-five hundred (2,500) shares, all of one class and of no par value. Voting by shareholders shall be cumulative.

Article VI

The Board of Directors of the Corporation shall have authority to accept or reject subscriptions for shares made after incorporation, and may grant options to purchase or subscribe for shares of any class or classes, free of any preemptive right of stockholders.

Article VII

The business of the Corporation shall be managed by a board of directors of not less than one (1) nor more than five (5) directors, the number to be determined from time to time by the board of directors. Vacancies resulting from newly created directorships due to increases in the size of the board shall be filled by majority vote of the existing directors. Each director elected to fill a vacancy shall hold office until the next annual meeting of the shareholders.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 01:00 PM 08/31/2000 001442174 - 2094950

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Deluxe Payment Protection Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors and sole shareholder of said corporation, pursuant to an August 29, 2000, joint written action, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that, effective August 31, 2000, Article I of the Company’s Certificate of Incorporation be deleted in its entirety and replaced with:

“The name of this corporation is Deposit Payment Protection Services, Inc.”

SECOND: That in lieu of a meeting and vote of shareholders, the sole shareholder of the corporation has given its written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Deluxe Payment Protection Systems, Inc., has caused this certificate to be signed by Stephen L. Peterson, its Secretary, this 29th day of August, 2000.

/s/ Stephen L. Peterson
Stephen L. Peterson
Secretary